Exhibit 99.1

Cinedigm Reports Second Quarter Fiscal Year 2023 Financial Results

Consolidated Revenue of $14 Million, Up 39% Over Prior Year

Total Streaming Revenue Up 78% Over Prior Year

Record Ad-Supported Streaming Revenue Up 102% Over Prior Year

Paid Subscribers Increased to 1.06 million, Up 48% Over Prior Year

Financial Impact of Terrifier 2 Film Release will be Reported in Fiscal Q3 and Subsequent Quarters

LOS ANGELES, November 14, 2022- Cinedigm Corp. (“Cinedigm” or “the Company”) (NASDAQ: CIDM), a premier streaming technology and entertainment company super-serving enthusiast fan bases, today announced its financial results for the second quarter of fiscal year 2023, which ended September 30, 2022, highlighting the Company’s positive business results and momentum, growth trajectory, financial targets and plan for sustainable profitability and positive cash flow.

Chris McGurk, Chairman and CEO of Cinedigm, said: “Our strong business momentum continues with total streaming revenue increasing 78% in our fiscal second quarter – generating another record revenue quarter for the Company. Our advertising-supported streaming revenues more than doubled versus last year, thanks to our smart pivot into the AVOD and FAST businesses years ago, while other major streaming companies are just now scrambling to put their advertising strategies in place. We have now had 10 consecutive quarters of record ad revenue growth. Additionally, despite Q2 being our seasonally slowest quarter, we increased consolidated revenue by 39% versus the prior year quarter. We are very well-positioned going into our next fiscal quarter, the seasonally best of the year, where, in addition to continued strong streaming growth, the success of the breakout film phenomenon Terrifier 2 is going to provide a significant upside to our fiscal Q3 financial results and beyond, This financial upside will underscore the growing impact that our multifaceted horror strategy, led by our Bloody Disgusting and Screambox units, is having on our long-term business and financial performance.”

Mr. McGurk continued, “One of the most important elements of our streaming strategy successfully debuted in fiscal Q2 when we launched our flagship service, Cineverse, powered by our proprietary Matchpoint technology. Showcasing our growing portfolio of free, ad-supported linear channels and more than 12,000 titles, alongside enhanced content discovery and social networking capabilities, we believe that Cineverse has the best user experience in the streaming business. It is the key driver toward our goal of becoming the ‘Spotify’ of independent streaming video.”

“Looking to the months ahead, we see several reasons to be optimistic about our financial prospects, with potential revenue opportunities ranging from our growing audio business – now with 30 podcasts, including our recent hit, Mayfair Watchers Society; to Matchpoint 2.0, which has already successfully rolled out as a SaaS and content aggregation platform; and continued success in leveraging our demonstrated capabilities and business assets in horror– the hottest genre in the entertainment business. We also plan to aggressively employ the same business and promotional leverage we have demonstrated in horror to our other enthusiast verticals such as Asian, anime and family content via multiple touchpoints, including theatrical, streaming, TVOD, PVOD, licensing, DVD/Blu-ray, ancillary production, podcasts, editorial, graphic novels, merchandising and NFTs.”

Erick Opeka, Chief Strategy Officer and President of Cinedigm Networks, added: “During the past quarter, we made great strides in growing and scaling our business. The launch of our next-generation streaming platform, Matchpoint 2.0, at the beginning of the quarter led to the successful launch of Cineverse, our flagship streaming service, along with the subsequent re-launch of our enthusiast horror service Screambox. We continue to scale revenue on multiple fronts, having surpassed the one million subscriber milestone during the quarter, and reached the 20 million social follower/subscriber mark as well. On the distribution front, we expanded our FAST channels business into the lucrative virtual cable space via new deals with FuboTV, Philo and Vidgo, while expanding our FAST channel footprint, adding new channels to distribution partners including Dish Network’s Sling TV, Atmosphere and Amazon FreeVee. Most importantly, we made considerable progress on our key internal initiatives. We continued to scale up Cinedigm Ad Solutions with key hires and saw our podcast business continue to grow to more than 66 million downloads. With the wind at our backs and the success of Terrifier 2, the biggest hit film for our streaming business to date, we expect the current quarter to show even greater success.”

Key Second Quarter Financial Results (Quarter Ended September 30, 2022):

●	Total streaming revenue increased 78% to $8.0 million, driven by an increase of 102% in record ad-supported revenues and a 38% increase in subscription revenue over the prior year quarter.

●	Content and Entertainment revenue of $11.4 million grew by 66%, driven by organic user growth, increasing market demand for Cinedigm’s extensive Connected TV ad inventory, and the impact of new streaming channels versus the prior year.

●	Consolidated revenue was $14.0 million, up 38.6% compared to $10.1 million in the prior year quarter.

●	Adjusted EBITDA was negative $1.3 million in the current year quarter, compared to positive Adjusted EBITDA of $0.7 million in the prior year quarter, due to a decrease in legacy Digital Cinema system sales and eligible VPF systems as that business winds down, as well as higher direct and SG&A costs immediately following Q1 acquisition activity.

●	Net loss of $5.8 million, or $(0.03) per share, compared to net loss of $0.3 million or $0.00 per share in the prior year quarter. This was driven by the reduction in legacy Digital Cinema equipment sales and also included a non-operating charge of $0.6 million for the Company’s investment in A Metaverse Company (f/k/a Starrise Media Holdings Ltd.), as well as the previously mentioned increased direct and SG&A costs immediately following Q1 acquisition activity.

Key Business Highlights During the Quarter:

●	Total streaming minutes viewed in the quarter were 2.17 billion, up 78% over the prior year quarter.

●	Cinedigm’s total ad-supported streaming audience, including web, mobile, social and Connected TVs, averaged approximately 81.9 million average monthly viewers, up 149% over the prior year quarter.

●	Total subscribers to the Company’s subscription video streaming services increased to approximately 1,058,000, representing an increase of 48% over the prior year quarter.

●	Expanded FAST distribution partnerships with SlingTV, Atmosphere and Amazon FreeVee, among others.

●	Launched Matchpoint 2.0, Cinedigm’s next-generation streaming platform-as-a-service technology, which will be used to power all of Cinedigm’s streaming services as well as forthcoming select partner services.

●	Completed the launch of Cineverse, the company’s flagship general entertainment streaming service that will be the home of the company’s growing 50,000 title library and portfolio of 30 streaming channels.

●	Expanded Cinedigm’s distribution partnerships with virtual cable providers via three new deals: Philo, FuboTV and Vidgo.

●	Achieved 20 million social media subscriber milestone during the quarter and launched the company’s first social media content partnership with Snapchat.

•	Grew cumulative podcast downloads to more than 66 million downloads by quarter end, across 30 podcasts.

The Company Reiterates Its Long-Term Growth Goals for The Next 2-4 Years:

●	Targeting at least 50% annual revenue growth in streaming.

●	Growing annual revenue to $150 million through both organic and acquired revenue.

●	Growing the content library to 75,000 titles.

●	Obtaining 100 million monthly viewers.

●	Growing podcast portfolio to more than 100 podcasts.

Conference Call

Cinedigm will host a conference call and webcast to discuss these results on November 15, 2022 at 12:00pm ET / 9:00am PT.

Investors may access a live webcast of the call on the Company’s website at https://investor.cinedigm.com/events- and-presentations or by dialing 1-833-927-1758 within North America or +1-929-526-1599 from international locations using access code 030622 to be connected to the call. Participants should dial in at least 10 minutes prior to the start of the call.

A replay of the webcast will be available on the Company’s website at https://investor.cinedigm.com/events-and- presentations approximately one hour after the conference call concludes.

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About Cinedigm

For over 20 years, Cinedigm (NASDAQ: CIDM) has led the digital transformation of the entertainment industry. Today, Cinedigm entertains consumers around the globe by providing premium feature film and television series, enthusiast streaming channels and technology services to the world’s largest media, retail, and technology companies. As a leader in the streaming industry, Cinedigm continues its legacy as an innovator through its adoption of next-generation technologies, such as artificial intelligence and machine learning, through its proprietary, highly scalable Matchpoint® technology platform. For more information, visit www.cinedigm.com.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm’s filings with the Securities and Exchange Commission, including Cinedigm’s registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are “forward-looking’’ statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act’’). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “expects,” “anticipates,’’ “intends,’’ “plans,’’ “could,” “might,” “believes,’’ “seeks,” “estimates’’ or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings, or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties, and assumptions about Cinedigm, its technology, economic and market factors, and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance, and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For additional information:

Investor Relations Contact: Julie Milstead
Executive Director Investor Relations
investorrelations@cinedigm.com

CINEDIGM CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	September 30, 2022	March 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$9,676	$13,062
Accounts receivable, net of allowance of $2,726 and $2,921, respectively	24,939	30,843
Inventory	157	116
Unbilled revenue	2,647	2,349
Prepaid and other current assets	8,080	5,793

Total current assets	45,499	52,163
Equity investment in A Metaverse Company, a related party, at fair value	5,200	7,028
Property and equipment, net	1,756	1,980
Operating lease right-of use assets, net	612	749
Intangible assets, net	18,554	20,034
Goodwill	21,025	21,084
Other long-term assets	1,610	1,598
Total assets	$94,256	$104,636
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$47,268	$52,025
Line of credit, including unamortized debt issuance costs of $165 and $0, respectively (see Note 5)	3,622	-
Current portion of deferred consideration on purchase of business	3,523	3,432
Current portion of earnout consideration on purchase of business	741	1,081
Operating lease liabilities	127	258
Deferred revenue	270	196

Total current liabilities	55,551	56,992
Deferred consideration on purchase – net of current portion	5,615	5,600
Earnout consideration on purchase – net of current portion	651	603
Operating lease liabilities, net of current portion	489	491
Other long-term liabilities	74	-

Total liabilities	62,380	63,686
Commitments and contingencies (see Note 6)
Stockholders’ Equity
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 shares issued and 7 shares outstanding at September 30, 2022 and March 31, 2022. Liquidation preference of $3,648	3,559	3,559
Common stock, $0.001 par value; Class A stock 275,000,000 and 275,000,000 shares authorized at September 30, 2022 and March 31, 2022, respectively, 179,316,947 and 176,629,435 shares issued and 178,001,096 and 175,313,584 shares outstanding at September 30, 2022 and March 31, 2022, respectively	176	174
Additional paid-in capital	525,657	522,601
Treasury stock, at cost; 1,315,851 and 1,315,851 Class A common shares at September 30, 2022 and March 31, 2022, respectively	(11,608)	(11,608)
Accumulated deficit	(484,155)	(472,310)
Accumulated other comprehensive loss	(477)	(163)
Total stockholders’ equity of Cinedigm Corp.	33,152	42,253
Deficit attributable to noncontrolling interest	(1,276)	(1,303)
Total equity	31,876	40,950
Total liabilities and equity	$94,256	$104,636

CINEDIGM CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except for share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Revenues	$14,006	$10,103	$27,596	$25,118
Costs and expenses:
Direct operating (excludes depreciation and amortization shown below)	8,092	3,333	15,448	7,964
Selling, general and administrative	9,597	7,159	19,412	13,202
Provision (recovery) for doubtful accounts	44	(111)	47	(40)
Depreciation and amortization of property and equipment	248	440	504	1,089
Amortization of intangible assets	736	696	1,480	1,543
Total operating expenses	18,717	11,517	36,891	23,758
Income (loss) from operations	(4,711)	(1,414)	(9,295)	1,360
Interest expense, net	(380)	(36)	(513)	(180)
Gain on forgiveness of PPP loan	-	-		2,178
Change in fair value of equity investment in Metaverse, a related party	(572)	666	(1,828)	1,000
Other expense (income), net	8	102	(6)	91
Income (loss) before income taxes	(5,655)	(682)	(11,642)	4,449
Income tax benefit (expense)	-	487	-	550
Net income (loss)	(5,655)	(195)	(11,642)	4,999
Net (income) loss attributable to noncontrolling interest	(9)	11	(27)	4
Net income (loss) attributable to controlling interests	(5,664)	(184)	(11,669)	5,003
Preferred stock dividends	(88)	(89)	(176)	(178)
Net income (loss) attributable to common stockholders	$(5,752)	$(273)	$(11,845)	$4,825
Net income (loss) per Class A common stock attributable to common stockholders - basic:	$(0.03)	$(0.00)	$(0.07)	$0.03
Weighted average number of Class A common stock outstanding: basic	176,895,367	168,275,139	176,161,924	167,524,744
Net income (loss) per Class A common stock attributable to common stockholders - diluted:	$(0.03)	$(0.00)	$(0.07)	$0.03
Weighted average number of Class A common stock outstanding: diluted	176,895,367	168,275,139	176,161,924	170,743,885

Adjusted EBITDA

We define Adjusted EBITDA to be earnings before interest, taxes, depreciation and amortization, other income, net, stock-based compensation and expenses, merger and acquisition costs, restructuring, transition and acquisitions expense, net, goodwill impairment and certain other items.

Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. We use Adjusted EBITDA as a financial metric to measure the financial performance of the business because management believes it provides additional information with respect to the performance of its fundamental business activities. For this reason, we believe Adjusted EBITDA will also be useful to others, including its stockholders, as a valuable financial metric.

We present Adjusted EBITDA because we believe that Adjusted EBITDA is a useful supplement to net income (loss) from continuing operations as an indicator of operating performance. We also believe that Adjusted EBITDA is a financial measure that is useful both to management and investors when evaluating our performance and comparing our performance with that of our competitors. We also use Adjusted EBITDA for planning purposes and to evaluate our financial performance because Adjusted EBITDA excludes certain incremental expenses or non-cash items, such as stock-based compensation charges, that we believe are not indicative of our ongoing operating performance.

We believe Adjusted EBITDA is a performance measure and not a liquidity measure, and therefore a reconciliation between net loss from continuing operations and Adjusted EBITDA has been provided in the financial results. Adjusted EBITDA should not be considered as an alternative to income from operations or net loss from continuing operations as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA:

	For the Three Months Ended September 30,
($ in thousands)	2022	2021
Net loss	$(5,655)	$(195)
Add Back:
Income tax expense (benefit)	-	(487)
Depreciation and amortization of property and equipment	248	440
Amortization of intangible assets	736	696
Interest expense, net	380	36
Change in fair value on equity investment in Metaverse	572	(666)
Severance and other expense	174	2
Recovery benefit of doubtful accounts	44	(111)
Stock-based compensation	2,218	946
Net income attributable to noncontrolling interest	(9)	11
Adjusted EBITDA	$(1,292)	$672

Adjustments related to the Cinema Equipment Business
Depreciation and amortization of property and equipment	$(104)	$(298)
Acquisition, integration and other expense	11	(60)
Provision for doubtful accounts	(44)	-
Income from operations	(1,783)	(2,320)
Adjusted EBITDA from non-cinema equipment business	$(3,212)	$(2,006)